EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of the 15st day of June, 2004, by and between Universal Guardian Holdings. Inc., a Delaware corporation (the “Company”) and Marian Barcikowski (the “Executive”).  The Company and Executive are referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, Executive has offered to contribute his experience and expertise to assist in the management and be responsible for the accounting operations and financials of the Company and its business;

WHEREAS, the Company wishes to retain the services of Executive and his experience and expertise; and

WHEREAS, the Company and Executive desire to enter into an employment agreement under the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Term of Employment.

The term of Executive’s employment hereunder shall commence on June 15, 2004, and, unless earlier terminated by the Company at will or for cause consistent with paragraph 6 below, shall continue for a period of two (2) years from such date (“Term”).

2.0

Position and Duties.

2.1      Position.  Executive shall be employed by the Company as its Director of Finance and Comptroller.

2.2        Duties.  Executive shall perform all services and acts necessary or advisable to fulfill the duties and responsibilities of the position as Director of Finance and Comptroller and shall render such services on the terms set forth herein.  Executive shall report to the Chief Executive Officer of the Company.  Except for sick leave, vacations, and excused leaves of absence, Executive shall, throughout the term, devote substantially all his working time, attention, knowledge and skills faithfully and to the best of his ability, to the duties and responsibilities of his position in furtherance of the business affairs and activities of the Company and its subsidiaries and affiliates.  Executive agrees to spend a minimum of four days per week at the Company’s headquarters in Newport Beach and further agrees to relocate to an area in Southern California to enable Executive to attend the Company’s offices on a daily basis on or

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before June 15, 2005.

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3.0

Compensation.

3.1

Base Salary.  During the Term, as compensation for his services hereunder, Executive shall receive a salary at an annualized rate of no less than One Hundred Twenty Thousand Dollars ($120,000.00) per year (“Base Salary”), which amount shall be paid in monthly or bi-monthly installments by the Company in accordance with the Company’s normal payroll practices and procedures, less such deductions or offsets required by applicable law or otherwise authorized by Executive.

3.2

Discretionary Bonus.  Executive shall be eligible to receive from the Company an annual performance bonus (the “Annual Bonus”); provided, that the amount, if any, of the actual Annual Bonus paid to Executive shall be at the sole discretion of the Company based upon the Company’s evaluation of whether Executive has achieved the targets and performed the duties as Director of Finance and Comptroller in a manner warranting an Annual Bonus.  Any Annual Bonus payable under this Section 3.2 shall be deemed not to accrue until the date the amount thereof is determined by the Company.  If an Annual Bonus is awarded Executive by the Company, the bonus shall be payable within thirty (30) days of the end of the Company’s fiscal year and shall be payable to Executive in accordance with the Company’s normal annual bonus payment practices and procedures.

4.0

Stock Option.

Grant.  As and for additional consideration for the services to be provided by Executive hereunder, the Company shall permit Executive to fully participate in a stock option for the purchase of One Hundred Thousand (100,000) shares of common stock with a two year vesting schedule at a strike price of the closing market price on June 15, 2004.  The option shall be memorialized in an Incentive Stock Option Agreement issued pursuant to the Company’s Incentive Stock Option Plan.

5.0

Additional Benefits.

5.1

Employee Benefits.  During the Term, Executive and his family, which shall consist of Executive and Executive’s wife, will be entitled to participate in the Company’s health plan, the entire cost of which shall be borne by the Company.  Any additional health benefits for immediate family members shall be subject to the eligibility requirements and the other general terms of the Company’s health plan.

5.2

Expenses.  The Company shall reimburse Executive for expenses reasonably incurred by him in furtherance of his duties hereunder, including, travel, meals, and accommodations (not including Executive’s commute to the Company’s offices in Newport Beach), upon submission by him of receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt or as may be required in order to

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permit such payments to be taken as proper deductions by the Company or any subsidiary under the Internal Revenue Code of 1986, as amended, and the rules and regulations adopted pursuant thereto now or hereafter in effect.

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5.3

Vacation.  During the first year of the Term, Executive shall be entitled to two (2) weeks vacation.  Executive shall be entitled to three (3) weeks vacation annually during the balance of the Term of this Agreement.  Executive shall also be entitled to such paid holidays and personal days provided generally by the Company to its senior executives.

6.0

Termination.  Executive and the Company agree that Executive’s employment with the Company shall be “at-will” employment and may be terminated with cause as defined by Paragraph 6.1 below or without cause.  Notwithstanding any provision herein to the contrary, no provision of this Agreement shall be construed as conferring upon Executive a right to continue as an employee of the Company.

6.1

Termination of Executive’s Employment by the Company for Cause.  The Company may terminate Executive’s employment hereunder for Cause (as defined below).  Such termination shall be effected by notice thereof delivered by the Company to Executive and shall, except as provided in clauses (a), (b) and (d) of this Section 6.1, be effective as of the date of such notice.  “Cause” shall mean:  (a) Executive’s failure to comply with any of the material terms or conditions of this Agreement, which failure is not corrected within ten (10) days after notice to Executive of the acts or omissions that gave rise to such non-compliance; (b) Executive’s negligence or inadequate performance of his duties responsibilities of his position with the Company or any subsidiary, or negligent or willful failure to timely carry out any lawful directive of the Chief Operating Officer, which failure is not corrected within ten (10) days after notice to Executive of the acts or omissions that gave rise to such non-compliance; (c) Executive’s removal from office or termination of employment by requirement of any governmental authority having jurisdiction over the Company or any subsidiary; (d) Executive’s engaging in any activity which gives rise to a material conflict of interest with the Company or any subsidiary which shall not be cured following five (5) days’ written notice and a demand to cure such conflict; (e) the use or imparting by Executive of any confidential or proprietary information of the Company or any subsidiary in violation of any confidentiality or proprietary agreement to which Executive is a party; or (f) the commission by Executive of an act of fraud or dishonesty toward the Company or any subsidiary.

6.2

Compensation Upon Termination for Cause.  In the event of Executive’s termination for Cause, he shall be entitled to receive all amounts of accrued but unpaid Base Salary and benefits through the date of such termination but all other rights of Executive (and all obligations of the Company), including, without limitation Executive’s rights under paragraph 4.0 above shall terminate as of the date of such termination.

6.3

Compensation Upon Termination of Executive’s Employment by the Company Other than for Cause.  In the event that Executive’s employment hereunder is terminated by the Company other than for Cause, Executive shall be entitled to receive: (a) all

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amounts of accrued but unpaid Base Salary and benefits through the date of such termination; and (b) severance calculated at two weeks pay.  Payment of the amounts provided for in this section 6.3 shall be in full satisfaction of the Company’s obligations hereunder, and such payment shall be conditioned upon Executive’s execution of a general release, in form satisfactory to the Company, of all claims Executive may have or have had at any time in connection with his employment with the Company.

6.4

Survival.  In the event of any termination of Executive’s employment for any reason, Executive and the Company nevertheless shall continue to be bound by the terms and conditions set forth in Sections 7 through 10 below.

7.0

Protection of Confidential Information.

Executive acknowledges that during the course of his employment with the Company, its subsidiaries and affiliates, he has been and will be exposed to documents and other information regarding the confidential affairs of the Company, its subsidiaries and affiliates, including without limitation information about their past, present and future financial condition, the markets for their products, key personnel, past, present or future actual or threatened litigation, trade secrets, current and prospective customer lists, operational methods, acquisition plans, prospects, plans for future development and other business affairs and information about the Company and its subsidiaries and affiliates not readily available to the public (the “Confidential Information”).  Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character.  In recognition of the foregoing, the Executive covenants and agrees as follows:

7.1

No Disclosure or Use of Confidential Information.  At no time shall Executive ever divulge, disclose, or otherwise use any Confidential Information, unless and until such information is easily available in the public domain by reason other than Executive’s unauthorized disclosure or use thereof, unless such disclosure or use is expressly authorized by the Board in writing in advance of such disclosure or use.

7.2

Return of Company Property, Records and Files.  Upon the termination of Executive’s employment at any time and for any reason, or at any other time the board may so direct, Executive shall promptly deliver to the Company’s offices in Orange County, California all of the property and equipment of the Company and it subsidiaries (including any cell phones, pagers, credit cards, personal computers, etc.) and any and all documents, records, and files, including any notes, memoranda, customer lists, reports or any and all other documents, including any copies thereof, whether in hard copy form or on a computer disk or hard drive, which relate to the Company, its subsidiaries, affiliates, successors or assigns, and/or their respective past and present officers, directors, employees or consultants (collectively, the “Company Property, Records and Files”); it being expressly understood that, upon termination of Executive’s employment, Executive shall not be authorized to retain any of the Company Property, Records and Files, except to the extent expressly so authorized in writing by the Board.

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8.0

Noncompetition and Other Matters.

8.1

Noncompetition.  During the Term, Executive shall not in any city, town, county, parish or other municipality in any state of the United States (the names of each such city, town, parish, or other municipality, including, without limitation, the name of each county in the State of California, being expressly incorporated by reference herein), or any other place in the world, where the Company, or its subsidiaries, affiliates, successors, or assigns, engages in business engaged in from time to time by the Company or its subsidiaries, affiliates, successors or assigns, and/or related businesses (the “Business”), directly or indirectly, (i) engage in a competing business for Executive’s own account; (ii) enter the employ of, or render any consulting services to, any entity that competes with the Company, or its subsidiaries, affiliates, successors, or assigns, in the Business; or (iii) become interested in any such entity in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant’ provided, however, Executive may own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange if Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly own 5% or more of any class of securities of such entity.

8.2

Noninterference.  During the term and for a period of two (2) years thereafter (the “Restricted Period”), Executive shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any officer, director, employee, agent or consultant of the Company or any of its subsidiaries, affiliates, successors or assigns to terminate his, her or its employment or other relationship with the Company or its subsidiaries, affiliates, successors or assigns for the purpose of associating with any competitor of the Company or its subsidiaries, affiliates, successors or assigns, or otherwise encourage any such person or entity to leave or sever his, her or its employment or other relationship with the Company or its subsidiaries, affiliates, successors or assigns for any other reason.

8.3

Nonsolicitation.  During the Restricted Period, Executive shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce, any customers, clients, vendors, suppliers or consultants then under contract to the Company or its subsidiaries, affiliates, successors or assigns, to terminate his, her or its relationship with the Company or its subsidiaries, affiliates, successors or assigns, for the purpose of associating with any competitor of the Company or its subsidiaries, affiliates, successors or assigns, or otherwise encourage such customers, clients, vendors, suppliers or consultants then under contract to terminate his, her or its relationship with the Company or its subsidiaries, affiliates, successors or assigns for any reason whatsoever.

8.4

Assignment of Invention Rights.  Executive promises and agrees that Executive will promptly and fully disclose to the Company all inventions, designs, improvements, discoveries, ideas, concepts, themes (collectively “Intellectual Property”) that the Executive conceives, makes, formulates, develops, writes or prepares during the term of his employment with the Company, whether on or off the job, and whether individually or jointly in collaboration

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with others.

Executive hereby assigns to the Company any rights which the Executive may have in any Intellectual Property conceived, made, formulated developed, written or prepared by Executive, including but not limited to any patent rights and copyrights applicable to any of the Intellectual Property; provided however, that such assignment does not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, as set forth below:

“Invention on Own Time–Exemption from Agreement.  Any provision in an employment agreement which provides that an employee assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either (1) relate at the time of the conception or reduction to practice of the invention to the employee’s business, or actual or demonstrably anticipated research or development of the employer, or (2) result from any work performed by the employee for the employer.”

Executive agrees that any and all Intellectual Property, except for those inventions that fully qualify under Section 2870, that the Executive conceives, makes, formulates, develops, writes or prepares while employed by the Company, either individually or jointly in collaboration with others, shall belong to and be the sole and exclusive property of the Company.  Executive further agrees to assist the Company in obtaining patents or copyrights on all such Intellectual Property that is patentable or copyrightable, and shall execute any document(s) necessary to obtain patent or copyright registration, to vest the Company with full and exclusive title, and to protect against infringement by others.

With respect to any invention that fully qualifies under Section 2870, Executive hereby grants to the Company a right of first refusal to negotiate with the Executive for all rights in said invention or for the commercial exploitation of said invention and Executive hereby agrees to negotiate with the Company in good faith.  Should the Company exercise its right to negotiate, or should the parties not reach an agreement within three (3) months, then Executive may exploit Executive’s invention in such manner as determined by Executive.

9.0

Rights and Remedies Upon Breach.

If Executive breaches, or threatens to commit a breach of, any of the provisions of Sections 7 or 8 above (the “Restrictive Covenants”), the Company and its subsidiaries, affiliates, successors or assigns shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the Company or its subsidiaries, affiliates, successors or assigns at law or in equity.

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9.1

Specific Performance.  The right and remedy to have the restrictive Covenants specifically enforced by any court of competent jurisdiction by injunctive decree or otherwise, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company or its subsidiaries, affiliates, successors or assigns and that money damages would not provide an adequate remedy to the Company or its subsidiaries, affiliates, successors or assigns.

9.2

Accounting.  The right and remedy to require Executive to account for and pay over to the Company or its subsidiaries, affiliates, successors or assigns, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as a result of any transaction or activity constituting a breach of any of the Restrictive Covenants.

9.3

Modification by the Court.  If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be (it being the intent of the parties that any such reduction be limited to the minimum extent necessary to render such provision enforceable), and, in its reduced form, such provision shall then be enforceable.

9.4

Enforceability in Jurisdictions.  Executive intends to and hereby confers jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of such covenants.  If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Executive that such determination not bat or in any way effect the right of the Company or its subsidiaries, affiliates, successors or assigns to the relief provided herein in the courts of any other jurisdiction within the geographic scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

10.0

Arbitration.

Except as necessary for the Company and its subsidiaries, affiliates, successors or assigns to specifically enforce their rights and Executive’s duties under Sections 7 and 8 above, or to enjoin any breach of such duties therein, the Parties hereby agree that any and all disputes that may arise in connection with, arising out of, or relating to, this Agreement, or any dispute that relates in any way, in whole or in part, to Executive’s employment with the Company or any subsidiary, the termination of that employment or any other dispute by and between the parties or their subsidiaries, affiliates, successors or assigns, shall be submitted to binding arbitration in Orange or Los Angeles County, California, at Company’s election, according to the National Employment dispute Resolution Rules and procedures of the American Arbitration Association.  The parties agree that each shall bear his or its own attorneys’ fees and costs in connection with any such arbitration and each Party shall pay half of any costs associated with the arbitration; provided,

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that Company (or any successor or assign) shall reimburse Executive with respect to such fees and costs to the extent Executive prevails as to the material issues in such arbitration.  This arbitration obligation extends to any and all claims that may arise by and between the parties or their subsidiaries, affiliates, successors or assigns, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the California constitution, the United States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee retirement Income Security Act of 1974, as amended, and the Age Discrimination in Employment Act of 1967, as amended.

11.0

Assignment.

Neither this Agreement, nor any of Executive’s rights or obligations hereunder, may be assigned or otherwise subject to hypothecation by Executive.  The Company may assign the rights an obligations of the Company hereunder, in whole or in part, to any of the Company’s subsidiaries, affiliates or parent corporations, or to any other successor or assign in connection with the sale of all or substantially all of the Company’s assets or stock o in connection with any merger, acquisition and/or reorganization.

12.

Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

If to the Company:

Mr. Michael Skellern, CEO

Universal Guardian Holdings, Inc.

4695 MacArthur Boulevard, Suite 300

Newport Beach, CA 92660

Fax:

With a copy to:

Mark V. Asdourian, Esq.

4695 MacArthur Boulevard, Suite 300

Newport Beach, CA 92660

Fax: 949.221.0019

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If to Executive:

Mike Barcikowski

8757 Fawnwood Drive

Castle Rock, CO

Fax:

Any party may change such party’s address for notices by notice duly given pursuant hereto.

13.0

General.

13.1

Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to conflicts of laws, principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

13.2

Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and cancels and supersedes all prior agreements, arrangements and understandings, written o oral, between the Executive and the Company and any subsidiary or affiliate.  No representation, promise or inducement has been made by any party hereto that is not embodied in this Agreement, and no party shall be bound by, or liable for, any alleged representation, promise or inducement not so set forth.

13.3

Amendments; Waivers.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties, or in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner effect the right os such party at a later time to enforce the same.  No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waive of the breach of any other term or covenant contained in this Agreement.

13.4

Interpretation.  This Agreement has been negotiated at arms length between persons knowledgeable in the matters addressed herein.  Each party hereby represents that he, she or it has been represented or had the opportunity to be represented by experienced and knowledgeable legal counsel.  Accordingly, any rule of law, including without limitation, Civil Code section 1654, or any other statutes, legal decisions or common law principles of similar effect, which would require interpretation of any ambiguities in this Agreement against the party that has drafted it is of no application and is hereby expressly waived.

13.5

Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the Company (and their successors and assigns) and Executive and his heirs, executors and personal representatives.

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13.6

Severable Provisions.  The provisions of this Agreement are severable, and if one or more provisions should be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.  The provisions of this Agreement shall be construed as separate provisions covering their subject matter in each of the separate counties and states of the United States in which the Company transacts business; to the extent that any provision shall be adjudged unenforceable in any one or more of those counties or states, that provision shall not be affected with respect to each other county or state, each provision with respect to each county and state being construed as severable and independent.

13.7

Captions.  The section headings contained herein are for reference purposes only, and shall not in any way effect the meaning or interpretation of this Agreement.

13.8

Counterparts.  This Agreement may be executed by the Parties hereto via facsimile and in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date first written above.

EXECUTIVE:

UNIVERSAL GUARDIAN HOLDINGS, INC.

By: /s/ Marion Barcikowski

By: /s/ Michael Skellern

Marion Barcikowski

Michael Skellern,

CEO

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